                                                       Registration No.333-_____
                                                            Filed April 30, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON , DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             EMERALD FINANCIAL CORP.
--------------------------------------------------------------------------------
    (Exact name of registrant as specified in its Articles of Incorporation)

                Ohio                                    34-1842953            .
    -------------------------------         -----------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                14092 Pearl Road, Strongsville, Ohio      44136            .
    ------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

           Emerald Financial Corp. 1998 Stock Option and Incentive Plan     .
    ------------------------------------------------------------------------
                              (Full Title of Plan)

John F. Ziegler
Executive Vice President &
Chief Financial Officer
Emerald Financial Corp.
14092 Pearl Road, Strongsville, Ohio   44136
(440) 238-7311
--------------
(Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
        Title of           Amount           Proposed maxi-       Proposed maxi-            Amount of
        Securities to be   to be            mum offering         mum aggregate             Registration
        Registered         Registered (1)   Price per share(2)   offering price(2)         Fee(2)
-----------------------------------------------------------------------------------------------------------

Capital Stock, No par      250,000          $ 29.25              $7,312,500.00             $2,157.19
         value
===========================================================================================================

Notes:

1. Consistent with Rule 416 under the Securities Act of 1933, this registration Statement also includes an indeterminate number of shares of Common Stock that may be issued under the anti-dilution provision of the plan.
2. Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The proposed Maximum Offering Price Per Share is the average of the high and low prices of the common stock, without par value, of Emerald Financial Corp. on the NASDAQ National Market on April 24, 1998.

                               Page 1 of 7 pages
                     Index to Exhibits is located on page 7

Emerald Financial Corp.
S-8 Registration


                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be given to participants in the Emerald Financial Corp. 1998 Stock Option and Incentive Plan (the "Plan") as specified of Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as a prospectus pursuant to Rule 424.


                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------------------------------------------------

         Emerald Financial Corp. (Company or Registrant) incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the SEC under SEC File No. 000-22201.
         (b) The description of the Registrant's Common Stock, without par value, contained in the Company's Registration Statement on Form 8-A dated March 6, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (Exchange
Act), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold, or which reregisters all securities then remaining unsold, shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES
----------------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------

         A legal opinion has been rendered by Grady & Associates to the effect that when issued in accordance with the Plan, Registrant's common shares will be duly issued and outstanding and fully paid and non-assessable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

         Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Company will indemnify any director or officer and any former director or officer of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

         Article IV, Section A of the Code of Regulations of the Company provides that the Company shall indemnify any person who is or was a director or officer of the Company or who is serving at the request of the Company as a director or officer against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her by reason of the fact that he or she was such director or officer in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements in the Oho Revised Code as the same may be in effect from time to time.

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Emerald Financial Corp.
S-8 Registration


         The Company has purchased insurance policies indemnifying its officers and directors and the officers and directors of its subsidiary against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as officers and directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
--------------------------------------------

         Not applicable.

ITEM 8. EXHIBITS
----------------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

         NO.           EXHIBIT
         ---           -------

         (5)               Opinion of Grady & Associates regarding legality

         (23.1)(a)         Consent of KPMG Peat Marwick LLP
         (23.1)(b)         Consent of Deloitte & Touche LLP

         (23.2) Consent of Grady & Associates (appears in their opinion filed as Exhibit 5)

         (24) Power of Attorney for any subsequent amendments (contained in the signature page to this Registration Statement).

         (99.1)            Emerald Financial Corp. 1998 Stock Option and
                           Incentive Plan

         (99.2) Form of Emerald Financial Corp. 1998 Stock Option and Incentive Agreement

Emerald Financial Corp.
S-8 Registration


ITEM 9 UNDERTAKINGS
-------------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (4) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent,

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Emerald Financial Corp.
S-8 Registration


         submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Emerald Financial Corp.
S-8 Registration



                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Strongsville, State of Ohio, on the 27th day of April 1998.

                                   EMERALD FINANCIAL CORP.

                                   BY:    \S\ THOMAS P. PERCIAK
                                          -------------------------------------
                                          Thomas P. Perciak
                                          President and Chief Executive Officer


                                   BY:   \S\ JOHN F. ZIEGLER
                                          -------------------------------------
                                          John F. Ziegler
                                          Executive Vice President and
                                          Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Thomas P. Perciak and John F. Ziegler and each of them (with full power in each acting alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Emerald Financial Corp.
S-8 Registration



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

------------------------------------ ----------------------------------- -----------------------------------
             SIGNATURE                             TITLE                                DATE
------------------------------------ ----------------------------------- -----------------------------------

 \S\ THOMAS P. PERCIAK               President, Chief Executive
---------------------------          Officer and Director                April 27, 1998
Thomas P. Perciak


 \S\ JOHN F. ZIEGLER                 Executive Vice President, Chief
---------------------------          Financial Officer and Director      April 27, 1998
John F. Ziegler


 \S\ MIKE KALINICH                   Chairman of the Board of
---------------------------          Directors                           April 27, 1998
Mike Kalinich


 \S\ JOAN M. DZURILLA
---------------------------
Joan M. Dzurilla                     Director                            April 27, 1998


 \S\ WILLIAM A. FRAUNFELDER, Jr.
---------------------------
William A. Fraunfelder, Jr.          Director                            April 27, 1998


 \S\ GLENN W. GOIST
---------------------------
Glenn W. Goist                       Director                            April 27, 1998


 \S\ GEORGE P. BOHNERT, JR.          Director                            April 27, 1998
---------------------------
George P. Bohnert, Jr.


 \S\ JOHN J. PLUCINSKY
---------------------------
John J. Plucinsky                    Director                            April 27, 1998


 \S\ KENNETH J. PIECHOWSKI
---------------------------
Kenneth J. Piechowski                Director                            April 27, 1998

------------------------------------ ----------------------------------- -----------------------------------

Emerald Financial Corp.
S-8 Registration



                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


   Exhibit  Number                      Description
   ---------------                      -----------


         5                 Opinion of Grady & Associates regarding legality

         23.1(a)           Consent of KPMG Peat Marwick LLP
         23.1(b)           Consent of Deloitte & Touche LLP

         23.2 Consent of Grady & Associates LLP (appears in their opinion filed as Exhibit 5)

         24 Power of Attorney for any subsequent amendments (contained in the signature page to this Registration Statement).

         99.1              The Emerald Financial Corp. 1998 Stock Option and
                           Incentive Plan

         99.2 Form of The Emerald Financial Corp. 1998 Stock Option and Incentive Agreement




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